EXHIBIT 10.9







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                                                                  Exhibit   10.9

                        CONFIDENTIAL TREATMENT REQUESTED

       [*] Denotes information for which confidential treatment has been requested. Confidential portions omitted have been filed with separately with the Commission.


[VIDEONICS LOGO GOES HERE]                   1370 Dell Ave.
                                             Campbell, CA 95008-6604
                                             408-866-8300 o FAX: 408-866-4859
                                             Web: http://www.videonics.com


November 17, 1997


Yeshwant Kamath

Belmont, CA

Dear Yeshwant:

On behalf of Videonics Inc. (the "Company") and the Board of Directors, I am pleased to promote you to President and confirm your election to the Board of Directors. This position is a full time position. The effective date of this promotion will be November 24, 1997, and you will be reporting directly to me.

We have agreed on the terms of your employment as follows:

1. Compensation: Your annual salary will be $150,000.00. The Company will pay you bi-weekly in accordance with the Company's standard payroll policies.
     Your new salary will begin as of November 24, 1997. Your incentive compensation for 1997 is $5,000, which will be paid in January 1998. Your target incentive compensation for 1998 will be $50,000-100,000, with quarterly payments. It will be based on some easily measurable criterion that you and I will work out, and subject to the approval of the Board Compensation Committee.

2. Benefits: You will be entitled, during the term of your employment, to the Company's standard benefits covering employees, as such may be in effect from time to time.


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Yeshwant Kamath
November 17, 1997
Page 2

3. Stock Options: Subject to compliance with applicable state and federal securities laws, the Company will grant you a non-qualified option to purchase 320,000 shares of the Company's Common Stock. The Option will be granted by the Board no later than March 31, 1998 at market value. The option will vest over four years with 1/8 of the shares vesting at the end of each six month period until all shares are vested, subject to your continued employment with the Company through the end of each applicable period. The first vesting date will be May 31, 1998 and the second vesting date will be November 30, 1998.

4. In the event that the Company is sold in its entirety or there is a change in control, and your employment is terminated within one year after that event, all unvested options become vested and you will receive one years salary paid bi-weekly over the following twelve months as severance pay. For these purposes, a change of control shall mean the sale of 50% or more of the voting securities of the Company in one transaction or within 12 months pursuant to a series of related transactions.

5.   [*]

6. At-Will Employment: You should be aware that under California law your employment with the Company is for no specified period and constitutes "at-will" employment. As a result, you are free to terminate your employment at any time, for any reason or for no reason. Similarly, the Company is free to terminate your employment at any time, for any reason or for no reason. In the event of termination of your employment, you will not be entitled to any payments, benefits, damages, awards, or compensation other than as may otherwise be available in accordance with the Company's established employee plans and policies at the time of termination This paragraph is subject to the provisions of paragraph 7 below.

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Yeshwant Kamath
November 17, 1997
Page 3

7. Severance Agreement: In the event of termination of your employment, and neither paragraph 4 or 5 applies, you will be entitled to three (3) months base salary. During those 3 months, you will receive no bonuses and vesting of all previously granted stock options will cease.

8. Proprietary Information Agreement: As a condition of accepting this offer of employment, you will be required to complete, sign and return an updated version of the Company's standard form of Proprietary Information Agreement.

Yeshwant, the Board and I are pleased that you have agreed to become President and a Board member of Videonics. Please indicate your acceptance by signing below.


Sincerely yours,
Videonics, Inc.

/s/ Michael D'Addio
---------------------
Michael L. D'Addio
Chairman and CEO

ACCEPTED:


/s/ Yeshwant Kamath                         11/25/97
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Yeshwant Kamath                             Date